UNITED FINANCIAL BANCORP, INC.	For More Information Contact:
Dena M. Hall
FOR IMMEDIATE RELEASE	Senior Vice President
413.787.1700

United Financial Bancorp, Inc. to Host Quarterly Earnings Conference Call on April 19, 2013

West Springfield, MA—April 9, 2013.  United Financial Bancorp, Inc. (NASDAQ Global Select Market: UBNK) the holding company for United Bank, announced it will host a conference call to discuss its first quarter 2013 results on Friday, April 19, 2013 at 10:00 a.m. EST.  Results are scheduled to be released, after the market closes, on Thursday, April 18, 2013.

Audio:
Dial in number:  1-888-317-6016

Note: Participants should dial in a few minutes before the call begins.

Replay:
Dial in number:  1-877-344-7529

Conference Number:  10027468

A telephone replay of the call will be available one hour after the end of the conference through May 20, 2013 at 9:00 am EST.

About United Financial Bancorp, Inc.

United Financial Bancorp, Inc. is a publicly owned corporation and the holding company for United Bank, a federally chartered bank headquartered at 95 Elm Street, West Springfield, MA 01090.  United Financial Bancorp, Inc.’s common stock is traded on the NASDAQ Global Select Market under the symbol UBNK.  As of December 31, 2012, United Financial Bancorp, Inc. had total consolidated assets of $2.4 billion.  United Bank provides an array of financial products and services through its 16 branch offices and two express drive-up branches in the Springfield region of Western Massachusetts and seven branches in the Worcester region of Central Massachusetts and 15 branches in Connecticut’s Hartford, Tolland, New Haven and Litchfield counties.  United Bank also operates loan production offices located in Beverly, Massachusetts and Glastonbury, Connecticut.  Through its Wealth Management Group, United Bank offers access to a wide range of investment and insurance products and services, as well as financial, estate and retirement strategies and products.  For more information regarding United Bank’s products and services and for United Financial Bancorp, Inc. investor relations information please visit www.bankatunited.com or on Facebook at facebook.com/bankatunited.